Exhibit 99.1

September 8, 2025

Streamex Exchange Corp NASDAQ-BSGM Creates a Tokenized Yield-Bearing Gold Product Generating up-to 4% through Exclusive Partnership with Monetary Metals

Partnership unlocks exclusive tokenization rights, a four percent (4%) annual yield target on physical bullion, revenue share tied to leasing volumes and the creation of a groundbreaking institutionalized asset providing yield on physical gold holdings

Key Partnership Highlights

●	Streamex secures exclusive tokenization rights for yield-bearing gold products through Monetary Metals

●	Investors gain access to an estimated four percent (4%) annual yield through tokenized bullion assets and gold treasury

●	Strategic structure includes revenue share tied to gold leasing volumes on Monetary Metals’ platform

LOS ANGELES and SCOTTSDALE, Ariz., Sept. 08, 2025 (GLOBE NEWSWIRE) — BioSig Technologies, Inc., which recently merged with Streamex Exchange Corporation (“Streamex”) (Nasdaq: BSGM), together with Monetary Metals, a pioneer in gold and silver denominated financial products and strategies, today announced an exclusive long-term strategic partnership to launch a groundbreaking up to 4% yield generating gold product supported by Streamex’s tokenization and treasury platforms.

Through this collaboration, Streamex will gain exclusive rights to tokenize yield-bearing gold products while Monetary Metals provides access to its precious metals leasing and bond programs. Through the partnership, Streamex expects to offer investors an opportunity to earn an estimated four percent (4%) return on the tokenized gold bullion products that the Company will offer, as well as earning a return on the Company’s own gold treasury holdings.

“This collaboration represents a breakthrough in bridging the traditional gold market with digital assets,” said Henry McPhie, CEO of BioSig and Co-Founder of Streamex. “By earning yield on our gold holdings and creating tokenized yield products, we are building the foundation for scalable, institutional-grade instruments that can support billions of dollars in investment and unlock entirely new opportunities for investors.”

Under the agreement, Streamex will act as the exclusive tokenization partner of Monetary Metals for a minimum of three years, creating and distributing yield-bearing digital assets that combine the strength of physical bullion with the innovation of blockchain-based markets. Streamex will fund at least ten percent of the book of eligible Monetary Metals’ gold leases.

The agreement also provides Streamex with a revenue share tied to leasing volumes on Monetary Metals’ platform. This structure creates a mutually aligned model designed to scale significantly, institutionalizing yield-bearing bullion products backed by a comprehensive treasury strategy.

“Gold is a global, financial asset with deep liquidity. Paying fees to let it sit idle in a vault should not be the only option. Our vision has been to unlock gold’s natural utility by using it to finance real-world businesses and generate a yield,” said Keith Weiner, Founder and CEO of Monetary Metals. “We are excited to work with Streamex to create new ways to deliver gold yield to global markets, including tokenized solutions that combine the trust of gold with the accessibility of blockchain. This partnership is a major step on the road to gold reclaiming its place in global finance.”

About Streamex

Streamex is an RWA tokenization company building Institutional grade infrastructure to bring the gold and commodities market on chain, enabled by a gold denominated treasury and tokenization technology powering the modern commodities market. Streamex is a wholly owned subsidiary of BioSig Technologies, Inc.

About Monetary Metals

Monetary Metals® is Unlocking the Productivity of Gold™ by offering a Yield on Gold, Paid in Gold® to investors, and Gold Financing, Simplified™ to gold-using businesses (mints, miners, refiners, jewelers, etc.). Since 2016, individuals and institutions around the world have been earning interest in gold and silver every month through its Gold Yield Marketplace®.

About BioSig Technologies

BioSig Technologies, Inc. is a medical device technology company with an advanced digital signal processing technology platform, the PURE EP™ Platform that delivers insights to electrophysiologists for ablation treatments of cardiovascular arrhythmias.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether we will realize the benefits of the agreement described in this press release in a timely manner or at all, whether we will be able to realize the benefits of the acquisition of Streamex, whether shareholder approval of the acquisition will be obtained, and whether we will be able to maintain compliance with Nasdaq’s listing criteria in connection with the acquisition and otherwise. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in forward-looking statements, see our filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 15, 2025. We assume no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contacts

BioSig/Streamex Press & Investor Relations:

Adele Carey

Alliance Advisors Investor Relations

acarey@allianceadvisors.com

Ele Kauderer, Public Relations

Phoenix Management

PR@PhoenixMGMTconsulting.com

+1 888-228-0122

Henry McPhie

CEO of BioSig, Co-Founder of Streamex

contact@Streamex.com

https://www.streamex.com/

https://x.com/streamex

Monetary Metals Contact Information:

Dickson Buchanan Jr.

Vice President Marketing

dickson@monetary-metals.com

646-653-9729

For additional information or press inquiries, please contact press@monetary-metals.com

Source: BioSig Technologies, Inc.; Monetary Metals

Released September 8, 2025